EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Parlex Corporation on Form S-8 of our report dated August 5, 1998 appearing in the Annual Report on form 10-K of Parlex Corporation for the year ended June 30, 1998.


/s/ Deloitte & Touche LLP
----------------------------
Boston, Massachusetts
January 8, 1999